Exhibit 99.3

NEXCEN BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheets as of December 31, 2007 are based on: (a) the historical consolidated financial statements of NexCen Brands, Inc., a Delaware corporation (the “Company”) and (b) the historical statements of assets acquired and liabilities assumed of Great American Cookie Company Franchising, LLC (“GACCF”) and Great American Manufacturing, LLC (“GAM” and together with GACCF, the “Great American Cookie Brand”) acquired from Mrs. Fields Famous Brands, LLC (“the Seller” or “Mrs. Fields”). The unaudited pro forma condensed consolidated balance sheet also includes pro forma adjustments relating to the intangible and intellectual property of the Great American Cookie Brand assets acquired that had no carrying value on the books of Mrs. Fields . The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 are based on (a) the audited historical consolidated statement of operations of the Company and (b) the unaudited pro forma condensed consolidated income statements of other brands acquired by the Company during 2007, as adjusted to include the respective items of income and expense related thereto as if each respective acquisition had occurred on January 1, 2007, including (i) Bill Blass Holding Co., Inc. (“Bill Blass”) which was acquired by the Company on February 15, 2007, after giving effect to the sale by Bill Blass of Bill Blass, Ltd., a wholly owned subsidiary (as more fully described in the Forms 8-K and 8-K/A filed on February 21, 2007 and May 3, 2007, respectively), (ii) MaggieMoos’ International, LLC (“Maggie Moo’s”) and Marble Slab Creamery, Inc. (“Marble Slab”), the former acquired through merger and the latter through an asset purchase, both effective February 28, 2007 (as more fully described in the Forms 8-K and 8-K/A filed on March 6, 2007 and May 10, 2007, respectively), (iii) the Waverly, Gramercy and Village Brands (“Waverly Brands”) acquired on May 2, 2007 (as more fully described in the Forms 8-K and 8-K/A filed on May 8, 2007 and July 18, 2007, respectively), and (iv) the Pretzel Time Franchising, LLC (“Pretzel Time”) and Pretzelmaker Franchising, LLC (“Pretzelmaker”, and together with Pretzel Time, the “Pretzel Time and Pretzelmaker Brands”, acquired on August 7, 2007 (as more fully described in the Forms 8-K and 8-K/A filed on August 8, 2007 and October 23, 2007, respectively).

On January 29, 2008, the Company through its wholly owned subsidiary NexCen Asset Acquisition, LLC acquired substantially all of the assets (including principally trademarks, franchise agreements, and a cookie dough manufacturing facility with related inventory and manufacturing equipment) relating to the Great American Cookie Brand from Mrs. Fields Famous Brands, LLC for cash consideration of $89.0 million and approximately $4.6 million in shares of the Company’s common stock. In a directly related transaction, the Company issued a total of 300,000 warrants with a ten year life to purchase the Company’s common stock for $4.23 per share and issued $1.0 million in future franchise fee credits (with an estimated fair value of $712,000) to certain Great American Cookie franchisees pursuant to an agreement between these franchisees and the Seller. Mrs. Fields did not manage the Great American Cookie Brand as a stand-alone business as either a subsidiary or division, and therefore complete historical financial statements are not available with respect to the assets acquired. Additionally, the intellectual and intangible property acquired by the Company had no carrying value in the historical balance sheets of Mrs. Fields. Further, although the assets acquired included the assets related to the Seller’s cookie dough manufacturing operations, no accounts receivable, accounts payable or other working capital accounts (except for certain liabilities) were acquired or assumed in connection with the acquisition. The unaudited pro forma condensed consolidated financial statements, which include adjustments relating to the current and prior acquisitions, are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed on the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma financial statements do not reflect the operating efficiencies or cost savings, if any, that the Company may achieve with respect to the consolidated companies operating on a regular basis.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, the Form 8-K/A for Bill Blass filed on May 3, 2007, the Form 8-K/A filed on May 10, 2007 for MaggieMoo’s and Marble Slab, the Form 8-K/A for the Waverly Brands filed on July 18, 2007, and the Form 8-K/A for the Pretzel Time and Pretzelmaker Brands filed on October 23, 2007.

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2007

(in thousands, except per share data)

		Great	Acquisition
		American	and
	NexCen	Cookie Brand	Pro Forma		Pro Forma
	Historical	Acquired	Adjustments		Consolidated
Assets:
Cash and cash equivalents	$46,345	$-	$(20,284)	(a)	$26,061
Accounts receivable, net	7,098	-	-		7,098
Other receivables	2,685	-	-		2,685
Inventories	-	1,140	470	(b)	1,610
Prepaid expenses and other assets	3,871	-	133	(c)	4,004
Restricted cash	6,930	-	-		6,930
Property and equipment, net	4,200	690	1,274	(d)	6,164
Trademarks and Goodwill	278,048	-	92,122	(e)	370,170
Intangible and other assets, net	10,030	-	2,755	(e)	12,785
Total assets	$359,207	$1,830	$76,470		$437,507

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$7,871	$131	$870	(f)	$8,872
Deferred revenue	3,976	-	-		3,976
Other current liabilities	7,186	22	712	(g)	7,920
Long term debt	109,578	-	70,000	(h)	179,578
Other liabilities	7,024	-	-		7,024
Deferred tax liability	27,719	-	-		27,719
Total liabilities	163,354	153	71,582		235,089

Minority Interests	3,040	-	-		3,040
Stockholders’ equity	192,813	1,677	4,888	(i)	199,378
Total liabilities and stockholders' equity	$359,207	$1,830	$76,470		$437,507

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2007

(in thousands, except per share data)

				NexCen
		To Exclude:	To Include:	Historical and	Great
		Previously	Previously	Previously	American
		Acquired	Acquired	Acquired	Cookie
	NexCen	Entities	Entities	Entities	Brand	Pro Forma		Pro Forma
Account	Historical	Actual	Pro Forma	Pro Forma	Historical	Adjustments		Consolidated
Revenues:
Sales	$-	$-	$-	$-	$18,577	$-		$18,577
Royalty revenues	15,289	(8,072)	12,246	19,463	6,107	-		25,570
Licensing Revenues	15,542	(15,403)	19,760	19,899	525	-		20,424
Franchise fee revenues	3,464	(2,142)	2,442	3,764	236	-		4,000
Total revenues	34,295	(25,617)	34,448	43,126	25,445	-		68,571

Operating expenses:
Cost of sales	-	-	-	-	11,280	-		11,280
Selling, general and administrative expenses:
Brands	14,352	(9,503)	13,425	18,274	2,250	-		20,524
Corporate	12,977	-	-	12,977	-	-		12,977
Professional fees:
Brands	1,605	(993)	1,378	1,990	-	-		1,990
Corporate	1,552	-	-	1,552	-	-		1,552
Depreciation and amortization	1,619	(582)	817	1,854	142	4	(j)	2,000
Total operating expenses	32,105	(11,078)	15,620	36,647	13,672	4		50,323

Operating income	2,190	(14,539)	18,828	6,479	11,773	(4)		18,248

Other income (expense)
Interest expense	(5,099)	2,870	(3,431)	(5,660)	-	(4,985)	(k)	(10,645)
Interest income	2,100	(69)	9	2,040	-	-		2,040
Minority interest	(269)	-	-	(269)	-	-		(269)
Other	318	13	-	331	-	-		331

Income (loss) from continuing operations before income taxes	(760)	(11,725)	15,406	2,921	11,773	(4,989)		9,705

Income tax benefit (expense):
Current	(236)	19	(24)	(241)	-	-		(241)
Deferred	(3,067)	-	-	(3,067)	-	(2,515)	(l)	(5,582)

Income (loss) from continuing operations	$(4,063)	$(11,706)	$15,382	$(387)	$11,773	$(7,504)		$3,882

Loss per share (basic and diluted) from continuing operations
Basic	$(0.08)							$0.07
Diluted	$(0.08)							$0.07

Weighted average shares outstanding (m)
Basic shares	51,889							52,988
Diluted shares	51,889							56,247

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

NEXCEN BRANDS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRO FORMA PRESENTATION (in thousands, except per share amounts)

The unaudited pro forma condensed consolidated balance sheets as of December 31, 2007 are based on the audited historical condensed consolidated balance sheets of the Company (which includes the businesses acquired in February, May and August of 2007 discussed below) and the assets acquired, liabilities assumed and pro forma adjustments relating to the intangible, intellectual, and manufacturing assets of the Great American Cookie Brand. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 are based on: a) the historical financial statements of the Company, b) the audited statement of revenues and direct expenses of the Great American Cookie Brand for the fiscal year ended December 29, 2007, and c) the pro forma condensed consolidated income statements of: (i) Bill Blass, which was acquired on February 15, 2007 as detailed below, (ii) MaggieMoo's and Marble Slab which were acquired by the Company on February 28, 2007 as detailed below, (iii) the Waverly Brands which were acquired by the Company on May 2, 2007 as detailed below, and (iv) the Pretzel Time and Pretzelmaker Brands which were acquired by the Company on August 7, 2007 as detailed below, as if these acquisitions all had occurred on January 1, 2007 and all respective items of income and expense related thereto had been included for the full year.

Previously Acquired Entities

Actual and pro forma information relating to previously acquired entities includes the following, as applicable:

Bill Blass (Actual and Pro Forma):

On February 15, 2007, the Company acquired the outstanding stock of Bill Blass Holding Co., Inc. and certain subsidiaries which comprise the intellectual property-centric assets, liabilities, and operations of the Bill Blass® brand for initial consideration of approximately $54.0 million as more fully described in the Form 8-K/A filed on May 3, 2007. The historical balance sheet of the Company at December 31, 2007 includes the intellectual property centric assets and liabilities of Bill Blass which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 includes a column labeled “To Exclude: Previously Acquired Entities - Actual” which includes the actual results of operations of Bill Blass from the date of acquisition. The column labeled “To Include: Previously Acquired Entities - Pro Forma” includes the (unaudited) operations of Bill Blass from January 1, 2007 to December 31, 2007.

MaggieMoo’s and Marble Slab (Actual and Pro Forma):

On February 28, 2007, the Company, (a) through its wholly owned subsidiary MM Acquisition Sub, LLC, merged with MaggieMoo’s for initial consideration of approximately $16.1 million and (b) completed the purchase of substantially all of the franchising system related assets of Marble Slab for initial consideration of $21.0 million, both as more fully described in the Form 8-K/A filed on May 10, 2007. The historical balance sheet of the Company at December 31, 2007 includes the assets and liabilities of MaggieMoo’s and Marble Slab which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 includes a column labeled “To Exclude: Previously Acquired Entities - Actual” which represents the actual results of operations of MaggieMoo’s and Marble Slab from the date of acquisition. The column labeled “To Include: Previously Acquired Entities - Pro Forma” includes the (unaudited) operations of MaggieMoo’s and Marble Slab from January 1, 2007 to December 31, 2007.

Waverly Brands (Actual and Pro Forma):

On May 2, 2007, the Company completed the acquisition of the Waverly Brands products and services including the licensing of trademarks and copyrights for $34.0 million in cash and issued a 10-year warrant to purchase 50,000 shares of common stock in connection with the acquisition as more fully described in the Form 8-K/A filed on July 18, 2007. The historical balance sheet of the Company at December 31, 2007 includes the assets and liabilities of the Waverly Brands which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 includes a column labeled “To Exclude: Previously Acquired Entities - Actual” which includes the actual results of operations of the Waverly Brands from the date of acquisition. The column labeled “To Include: Previously Acquired Entities - Pro Forma” includes the (unaudited) operations of the Waverly Brands from January 1, 2007 to December 31, 2007.

Pretzel Time and Pretzelmaker Brands (Actual and Pro Forma):

On August 7, 2007, the Company purchased the trademarks, franchise agreements and related intellectual property of Pretzel Time Franchising, LLC (“Pretzel Time”) and Pretzelmaker Franchising, LLC (“Pretzelmaker”, and together with the Pretzel Time, the “Pretzel Time and Pretzelmaker Brands”) for $22.0 million in cash and stock with an approximate value of $8.0 million both as more fully described in the Form 8-K/A filed on October 23, 2007. The historical balance sheet of the Company at December 31, 2007 includes the assets and liabilities of the Pretzel Time and Pretzelmaker Brands which were acquired. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 includes a column labeled “To Exclude: Previously Acquired Entities - Actual” which includes the actual results of operations of the Pretzel Time and Pretzelmaker Brands from the date of acquisition. The column labeled “To Include: Previously Acquired Entities - Pro Forma” includes the (unaudited) operations of the Pretzel Time and Pretzelmaker Brands from January 1, 2007 to December 31, 2007.

Great American Cookie Brand Historical:

The revenues and direct expenses relate to the franchising and wholesale sales activities of the Great American Cookie Brand for the fiscal year ended December 29, 2007 as prepared by the Seller. This statement does not include any allocation of corporate overhead costs such as legal, executive, management, or financing costs that may have been incurred by the Seller in connection with franchising or manufacturing activities as these costs were not clearly identifiable as being related to these activities. This statement is not indicative of the results of operations had Great American Cookie Brand been operated as an autonomous company.

Pro Forma Adjustments:

The columns labeled “Acquisition and Pro Forma Adjustments” and “Pro Forma Adjustments” in the accompanying unaudited pro forma condensed consolidated balance sheets and the unaudited pro forma condensed consolidated statements of operations, respectively, include the pro forma effects of the acquisition, as more fully described in the notes herein.

The Company accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). Under SFAS 141, the Company will allocate the purchase price of the Great American Cookie Brand to the estimated fair value of the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The Company's management has made certain assumptions and estimates in determining the purchase price and preliminary allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements.

The Company anticipates that it will be able to utilize available tax loss carryforwards to offset substantially all reported pro forma income as a result of the acquisition. Consequently, no current provision for income tax expense is recorded in the unaudited pro forma condensed consolidated financial statements. In accordance with Financial Accounting Standards Board Statement No. 109, Income Taxes, the Company is required to recognize deferred tax expense related to differences in amortization of intangible property for financial statement and income tax purposes.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the consolidated companies.

The allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon the finalization of the valuation of the brands acquired. The final determination of the allocation of the purchase price will be based on the actual intangible assets that exist at the acquisition date. The final valuation of identifiable intangible assets and their estimated useful lives may change from the Company's preliminary estimates, which could result in a material change to the amortization of intangible assets. Additionally, any non- indemnified future claims made against the Company in connection with the brand may have an effect on the final determination of the allocation of the purchase price.

Initial Purchase Price

The total initial purchase price is comprised of (in thousands):

Cash	$89,028
Common stock	4,661
Warrants	984
Franchise fee credits	712
Estimated direct acquisition costs	750
$96,135

Cash:

The Company amended its existing credit facility and borrowed a net amount of $68.7 million (net of origination fees of $1.3 million) to fund the acquisition, in addition to available cash of $20.3 million.

Fair Value of common stock and warrants issued:

A total of 1,099,290 shares of the Company's common stock were issued in connection with the acquisition based on the closing date reference price of $4.23 per share. Under the terms of the Purchase Agreement these shares will be held in escrow for up to nine (9) months and be available to satisfy indemnity claims. For financial reporting purposes, and in accordance with SFAS 141 and related guidance thereto the value of the shares issued as consideration in connection with the acquisition is determined by multiplying the number of shares issued by the average closing quoted market price of the shares for the five (5) day period beginning two days prior to the acquisition and ending two days after, or $4.24 per share. In addition, the issuance of the shares held in escrow are not contingent on any future event and are therefore considered issued and outstanding for purposes of this presentation.

The Company issued 300,000 warrants to purchase its common stock at an exercise price of $4.23 per share to certain Great American Cookie Brand franchisees in connection with a settlement agreement between these franchisees, the Seller and the Company. The Company also issued 200,000 warrants at an exercise price of $0.01 per share to its lender in order to obtain the borrowings used to complete the acquisition. All the warrants expire ten (10) years from date of issuance, which was the closing date. For financial reporting purposes, and in accordance with SFAS 141 and the related guidance thereto, the fair value of immediately exercisable warrants issued as consideration in connection with the acquisition is included as part of the initial purchase price. The estimated fair market value of the warrants issued using the Black-Scholes valuation model is $984,000 for warrants issued to the Seller and $920,000 for warrants issued to the lender.

Franchise fee credits:

In connection with the settlement and release agreement between the Company, the Seller, and certain franchisees of the Great American Cookie Brand discussed above, the Company issued in the aggregate $1.0 million of credits that may be applied towards individual store franchise fees of any franchise brand offered by the Company for agreements signed within a period of two (2) years from the acquisition date. In accordance with the provisions of SFAS 141, the Company has estimated the fair value of these credits to be $712,000, which amount has been included as part of the purchase price.

Transaction costs:

Direct acquisition related costs of $750,000 include the Company's estimate of legal and accounting fees and other external costs related to the acquisition.

Preliminary Purchase Price Allocation

The total initial purchase price was allocated to the Great American Cookie Brand assets acquired and liabilities assumed based on their estimated fair values as of January 29, 2008. The excess of the purchase price over the identifiable tangible and intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the total initial purchase price is allocated as follows (in thousands):

Inventories	$1,610
Other current assets	133
Land	249
Building	966
Machinery, equipment and fixtures	749
Franchise agreements	579
Trademarks	43,500
Goodwill	48,622
96,408
Liabilities assumed	(273)
Preliminary purchase price allocation	$96,135

Tangible and other assets acquired:

Tangible and other assets acquired include primarily inventories, land, building and equipment related to the Great American Cookie Brand cookie dough manufacturing operations. The values assigned to land, buildings and equipment are based on appraisals. Inventory is stated at fair market value, which is generally at cost for raw materials, and wholesale selling price for finished goods on hand at the date of closing. Other current assets include prepaid expenses and employee loans receivable.

Identifiable intangible assets:

Identifiable intangible assets acquired include trademarks, tradenames and existing franchise agreements with the Seller. Trademarks include primarily the Great American Cookie® trademarks and logos that are registered principally in the U.S. The trademarks and tradenames have indefinite lives. Franchise agreements represent the existing contract relationships with franchisees that retail the Great American Cookie products.

Goodwill:

Goodwill represents the excess of the purchase price and transaction costs in excess of the net tangible and identifiable intangible assets acquired. Changes in the carrying amounts of net identifiable tangible assets between December 31, 2007 and the closing of the Purchase Agreement may result in changes to the portion of the purchase price allocated to goodwill.

PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated financial statements (in thousands, except per share and share amounts):

(a) Cash and cash equivalents - The Company used $20,284 of available cash to acquire the assets and operations of the Great American Cookie Brand.

(b) Inventories - Inventories of raw materials, finished goods and supplies relating to the cookie dough manufacturing operations totaled $1,140 at lower of cost (first in, first out) or market basis at December 29, 2007. At January 29, 2008, the fair market value of the inventory was $1,610 and is comprised as follows:

Raw materials and work in process	$971
Finished goods	639
Total	1,610
Less inventory at book value	(1,140)
Pro forma adjustment	$470

(c) Other assets - Consists of a prepaid transition services agreement and miscellaneous employee receivables acquired at closing totaling $133.

(d) Property and equipment - Property and equipment relating to the cookie dough manufacturing facility had a net book value of $690 on December 29, 2007. At January 29, 2008, the fair market value of the plant and equipment was $1,964, comprised as follows:

Land	$249
Building	966
Machinery and equipment	749
Total	1,964
Less plant and equipment at book value	(690)
Pro forma adjustment	$1,274

(e) Trademarks and Goodwill, and Intangible and other assets - To record the difference between the preliminary fair value and the historical amounts of intangible assets as follows:

	Historical	Preliminary
	Amount, net	Fair Value	Increase
Trademarks	$-	$43,500	$43,500
Goodwill	-	48,622	48,622
	$-	$92,122	$92,122
Deferred loan costs	$-	$2,176	$2,176
Franchise agreements	-	579	579
	$-	$2,755	$2,755

(f) Accounts payable and accrued expenses - Estimated direct acquisition costs of $750 were accrued at closing. In addition, estimated repair costs of $120 relating to the manufacturing facility have been accrued at closing.

(g) Other current liabilities - The Company issued $1,000 in franchise fee credits to certain franchisees of the Great American Cookie Brand in satisfaction of certain preferential rights that these franchisees had against the Seller. These credits are available for a period of two years and may be applied to any franchise offered by the Company. The Company has determined the fair market value of the associated liability to be $712.

(h) Long term debt - In connection with the acquisition, the Company amended its existing bank credit facility to increase the maximum outstanding at any one time from $150 million to $181 million and borrowed an additional $70 million in order to complete the acquisition. Loan origination fees of $1,256 were deducted from the proceeds of the borrowing and have been included as deferred loan costs in other assets. Warrants issued in connection with the loan, valued at $920, are also included in deferred loan costs. The interest rate on this additional borrowing is based on LIBOR and includes a premium over LIBOR that ranges from 1.50% to 3.50% that is, in part, determined quarterly based on defined leverage ratios. The interest rate applicable at the closing date is 6.50%.

(i) Stockholders Equity-The Company issued 1,099,290 shares of its common stock in connection with the acquisition at an average price determined in accordance with SFAS No. 141 of $4.24 per share. Under the terms of the Purchase Agreement, these shares will be held in escrow for up to 9 months and be available to satisfy indemnity claims. For purposes of this analysis, it has been assumed that all of the shares held in escrow will ultimately be released to the Seller.

The Company also issued 300,000 warrants in connection with a settlement agreement with certain franchisees of the Seller. The warrants are immediately exercisable, expire ten (10) years from the acquisition date and have an exercise price of $4.23 per share. The Company also issued 200,000 warrants with a term of ten (10) years and an exercise price of $0.01 per share in connection with financing obtained to complete the acquisition. In accordance with the provisions of SFAS No. 123(R), the fair market value of the warrants issued in connection with the settlement agreement have been included in the purchase price. The fair market value of warrants issued in connection with financing are included in deferred loan costs.

The pro forma adjustment to stockholders’ equity is calculated as follows:

Fair market value of stock issued to Seller	$4,661
Fair market value of warrants issued to franchisees	984
Fair market value of warrants issued to lender	920
Total value of equity issued	6,565
Less net book value of assets acquired less liabilities assumed	(1,677)
Pro forma adjustment	$4,888

(j) Depreciation and amortization - The pro forma adjustment of depreciation and amortization is calculated as follows:

					Estimated
	Historical	Preliminary	Increase	Annual	Useful
	Amount, net	Fair Value	(Decrease)	Amortization	Life
Building	$174	$966	$792	$32	25 years
Machinery and equipment	516	749	233	31	5-10 years
Franchise Agreements	-	579	579	83	7 years
	$690	$2,294	$1,604	146

Historical amortization related to Great American Cookie Brand				142
Net increase in amortization				$4

(k) Interest expense - Pro forma interest expense, including amortization of deferred loan costs, is provided with respect to the $70 million borrowed to complete the acquisition. The weighted average interest rate in effect at the time of closing is 6.50%. Loan costs of $2,176 will be amortized over five (5) years.

( l ) Deferred income taxes - The Company has federal income tax loss carryforwards available of approximately $782 million at December 31, 2007 that expire between 2011 and 2026. The Company anticipates that it will be able to utilize these tax loss carryforwards to substantially reduce or eliminate any current federal income tax liability relating to the income of the Great American Cookie Brand, and no pro forma provision for current income taxes has been recorded.

In accordance with Financial Accounting Standards Board No. 109, Accounting for Income Taxes (“SFAS No. 109”), the Company is required to recognize a deferred tax expense resulting primarily from differences in accounting for intangible assets for book and tax purposes. The Company has calculated the deferred tax expense on amortization of goodwill and trademarks relating to the acquisition recorded for tax purposes but not for book purposes to be $2,515 for the year ended December 31, 2007.

(m) Pro forma earnings per share

The pro forma earnings per share are based on the weighted average number of shares of the Company’s common stock outstanding and are adjusted for additional common stock issued in connection with previous acquisitions.

Year
Ended
Pro forma shares outstanding are calculted as follows:	December 31,
2007
Basic, as reported	51,889
Stock issued in connection with acquisition of Great American Cookie Brand	1,099
Basic, pro forma	52,988

Diluted, as reported	51,889
Adjustment to diluted shares previously reported	2,904
Stock issued in connection with acquisition of Great American Cookie Brand	1,099
Warrants issued in connection with acquisition of Great American Cookie Brand	155
Warrants issued in connection with increase in BTMU facility	200
Diluted, pro forma	56,247

PREVIOUSLY ACQUIRED ENTITIES (PRO FORMA):

Previously Acquired Entities (Pro Forma) for the Year ended December 31, 2007 is calculated as follows:

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS OF PREVIOUSLY ACQUIRED ENTITIES
For the Year Ended December 31, 2007

(in thousands, except per share data)
	To Exclude Previously Acquired Entities:					To Include Previously Acquired Entities:
Account	Bill Blass Actual	Maggie Moo’s and Marble Slab Actual	Waverly/ Gramercy/ Village Actual	Pretzel Time and Pretzel-maker Actual	Sub-Total	Bill Blass Pro-Forma	Maggie Moo’s and Marble Slab Pro-Forma	Waverly/ Gramercy/ Village Pro-Forma	Pretzel Time and Pretzel-maker Pro-Forma	Sub-Total
Revenues:
Royalty revenues	$-	$5,630	$-	$2,442	$8,072	$-	$6,366	$-	$5,880	$12,246
Licensing revenues	9,666	-	5,457	280	15,403	10,215	-	8,825	720	19,760
Franchise fee revenues	-	2,027	-	115	2,142	-	2,158	-	284	2,442
Total revenues	9,666	7,657	5,457	2,837	25,617	10,215	8,524	8,825	6,884	34,448

Operating expenses:
Selling, general and administrative- brands	1,634	5,403	2,330	136	9,503	2,054	6,188	3,604	1,579	13,425
Professional fees- brands	278	457	189	69	993	317	457	325	279	1,378
Depreciation and amortization	240	115	64	163	582	240	139	64	374	817
Total operating expenses	2,152	5,975	2,583	368	11,078	2,611	6,784	3,993	2,232	15,620

Operating income	7,514	1,682	2,874	2,469	14,539	7,604	1,740	4,832	4,652	18,828

Other income (expense)
Interest expense	(1,468)	(217)	(738)	(447)	(2,870)	(1,801)	(217)	(966)	(447)	(3,431)
Interest income	41	5	19	4	69	-	6	-	3	9
Other	(1)	(12)	-	-	(13)	-	-	-	-	-

Income from continuing operations before income taxes	6,086	1,458	2,155	2,026	11,725	5,803	1,529	3,866	4,208	15,406

Income tax (expense) benefit	-	(15)	-	(4)	(19)	(24)	-	-		(24)

Net income from continuing operations	$6,086	$1,443	$2,155	$2,022	$11,706	$5,779	$1,529	$3,866	$4,208	$15,382